SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2002

ACTION PERFORMANCE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.: 0-21630

Arizona (State or other jurisdiction of incorporation or jurisdiction)	86-0704792 (IRS Employer Identification No.)

4707 E. Baseline Road Phoenix, Arizona (Address of principal executive offices)	85042 (Zip Code)

Registrant’s telephone number, including area code: (602) 337-3700

Item 4. Changes in Registrant’s Certifying Accountant

On March 18, 2002, Action Performance Companies, Inc. (the “Company”) dismissed Arthur Andersen LLP as its independent public accountants and, effective March 22, 2002, engaged the accounting firm of PricewaterhouseCoopers LLP as its new independent public accountants. The decision to change the Company’s accounting firm was recommended and approved by the Company’s Audit Committee of the Board of Directors and approved by the Company’s Board of Directors.

During the two most recent fiscal years ended September 30, 2001 and 2000, and the subsequent interim reporting periods from the last audit date of September 30, 2001, through and including the termination date of March 18, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The report of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years ended September 30, 2001 and 2000, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has not consulted with PricewaterhouseCoopers LLP during the last two fiscal years ended September 30, 2001 and 2000, or during the subsequent period through and including the date of their engagement, March 22, 2002, on either the application of accounting principles to a specified transaction, either completed or proposed; or the type of opinion PricewaterhouseCoopers LLP might issue on the Company’s financial statements.

The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen LLP agrees with the above statements made by the Company. A copy of this letter addressed to the Securities and Exchange Commission, dated March 22, 2002, is filed as Exhibit 16 to this Form 8-K.

Item 7. Exhibits

Exhibit 16    Letter of Arthur Andersen LLP regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2002	Action Performance Companies, Inc.

	By:	/s/ R. David Martin

	Name: Title:	R. David Martin Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 16	Letter of Arthur Andersen LLP regarding the change in certifying accountant.